EXHIBIT 10.14

                                Billy Dead, Inc.

                   FORM OF PROMOTIONAL SHARES ESCROW AGREEMENT

This Promotional Shares Escrow Agreement ("Agreement") was entered into [effective date of Registration Statement]____________, 2003, among Billy Dead, Inc. (the "Company"), and Charles F. Ryan, III, Julie Lynn and Keith Gordon, (the "Depositors"), and _________ (the "Escrow Agent"). The Company is located at 2312 Lorenzo Dr., Los Angeles, California 90068. The Escrow Agent is located at _______________________. The Company, Depositors and Escrow Agent are collectively referred to as "Signatories" in this Agreement.

The Company has applied to register its Equity Securities with the Securities Administrators of all fifty states of the United States (the "Administrators"). The Depositors are the owners of the shares of common stock or similar securities and/or convertible securities, warrants, options or rights which may be converted into, or exercised to purchase shares of common stock or similar securities of the Company ("Equity Securities") listed opposite their names on Exhibit A to this Agreement. As a condition to registering the Company's Equity Securities, the Depositors, who are security holders of the Company and who, for the purposes of this Agreement, are deemed to be Promoters of the Company, have agreed to deposit the Equity Securities listed opposite their names on Exhibit A to this Agreement ("Promotional Shares") with the Escrow Agent.

This Agreement is subject to the provisions of the Statement of Policy Regarding Corporate Securities Definitions adopted by the North American Securities Administrators Association, Inc. ("NASAA") on April 27, 1997 and amended September 28, 1999, and the Statement of Policy Regarding Promotional Shares adopted by NASAA as amended November 17, 1997 and September 28, 1999.

The Escrow Agent represents that it is not affiliated with the Company or any Depositors and that it is willing to serve as Escrow Agent and hold the Promotional Shares according to this Agreement.

The Signatories further agree as follows:

Deposit of Promotional Shares

1. The Depositors' Promotional Shares have been deposited into an Escrow Account ("Escrow") with the Escrow Agent, and the Escrow Agent acknowledges receipt of the Promotional Shares as of the date of this Agreement.

Exercise or Conversion of Promotional Shares

2. If the Promotional Shares have exercise rights or conversion rights, the Escrow Agent will, upon receipt of the Company's written request, provide the documents that evidence and/or which are necessary to execute the exercise rights or conversion rights. The exercised or converted Promotional Shares will remain in Escrow subject to the terms of this Agreement.

Term

3. This Agreement and the Escrow begin on the date this Agreement was entered into as indicated above. The Escrow Agent will hold the Promotional Shares until the release conditions of paragraph 4 below are satisfied.

Release Of Promotional Shares

4. a. Subject to the documentation requirements in paragraph 5 below, the Escrow Agent will release the Promotional Shares in the following manner:

      (1) (A) If the Company's Aggregate Revenues are less than $500,000: beginning two years after the completion date of the registered offering, two and one-half percent (2 1/2%) of Promotional Shares held in Escrow may be released each quarter pro rata among the Depositors. All remaining Promotional Shares will be released from Escrow on the fourth anniversary of the completion date of the registered offering; or

            (B) If the Company's Aggregate Revenues are $500,000 or more and there is no statement in the Company's financial statements or its auditors' report regarding the Company's ability to continue as a going concern: beginning one year after the completion date of the registered offering, two and one-half percent (2 1/2%) of Promotional Shares held in Escrow may be released each quarter pro rata among the Depositors. All remaining Promotional Shares will be released from Escrow on the second anniversary of the completion date of the registered offering; or

      (2) One hundred percent (100%) of the Promotional Shares will be released from Escrow if:

            (A) The registered offering has been terminated, and no securities were sold; or

            (B) The registered offering has been terminated, and all of the gross proceeds that were received have been returned to investors; or

            (C) The Equity Securities did not qualify to be registered by the Administrator.

      b. If the Company enters into any merger, reorganization, liquidation, dissolution or other transaction or proceeding with a person who is not a Promoter that results in the distribution of the Company's assets or securities ("Distribution") while this Agreement remains in effect, the Depositors agree that:

      (1) All holders of the Company's Equity Securities will initially share on a pro rata, per share basis in the Distribution, in proportion to the amount of cash or other consideration that they paid per share for their Equity Securities (provided that the Administrator has accepted the value of the other consideration), until the shareholders who purchased the Company's Equity Securities in the registered offering ("Shareholders") have received, or have had irrevocably set aside for them, an amount that is equal to one hundred percent (100%) of the offering price per share times the number of shares of Equity Securities that they purchased in the registered offering and which they still hold at the time of the Distribution, adjusted for stock splits, stock dividends recapitalizations and the like;

      (2) After a Distribution, all holders of the Company's Equity Securities will participate on an equal, per share basis times the number of shares of Equity Securities they held at the time of the Distribution, adjusted for stock splits, stock dividends, recapitalizations and the like; and

      (3) A Distribution may proceed on lesser terms and conditions than the terms and conditions stated in paragraphs 4.b(1) and (2) above if a majority of the Equity Securities that are not held by Promoters, or their Associates or Affiliates, vote, or consent by consent procedure to approve the lesser terms and conditions at a special meeting called for that specific purpose.

      c. If the Company enters into any merger, reorganization, liquidation, dissolution or other transaction or proceeding with a person who is a Promoter that results in a Distribution while this Agreement remains in effect, the Depositors' Promotional Shares will remain in escrow subject to the terms of this Agreement.

      d. If the securities in Escrow become "Covered Securities," as defined in
Section 18(b)(1) of the Securities Act of 1933, all securities held in Escrow will be released.

      e. Notwithstanding the provisions of this Agreement, the Company may instruct the Escrow Agent to release some or all of the Promotional Shares owned by a Depositor to the Company for repurchase by the Company at the price originally paid for by such Depositor, in accordance with the Company's existing share repurchase rights under applicable employment or related agreements with such Depositor; provided, however, that any such released and repurchased Promotional Shares may only be reissued by the Company to another person if such person agrees that such reissued Promotional Shares shall become subject to an agreement similar to this Promotional Shares Escrow Agreement.

Documentation Regarding the Release of Promotional Shares:

5. a. A written request for release of the Promotional Shares ("request for release"), based upon paragraph 4 above, will be forwarded to the Escrow Agent;

      b. The Company will provide appropriate documentation to the Escrow Agent to show that the requirements of paragraph 4 above have been met; and

      c. The Escrow Agent will terminate the Agreement and/or release some or all of the Promotional Shares from Escrow if all the applicable provisions of the Agreement have been satisfied. The Escrow Agent will maintain all records relating to the Agreement for a period of three (3) years following the termination of the Agreement. Copies of all records retained by the Escrow Agent will be forwarded to the Administrator promptly upon written request.

Restrictions on the Transfer, Sale or Disposal of Promotional Shares.

6. Subject to the provisions of Section 4(e), while this Agreement is in effect, no Promotional Shares, any interest in Promotional Shares, or any right or title to Promotional Shares may be sold, transferred, hypothecated or otherwise disposed of ("transfer" or "transferred"), except as provided below, and the Escrow Agent will not recognize any transfer that violates the terms of this Agreement. The Promotional Shares may not be transferred until the Escrow Agent has received a written statement, signed by the proposed transferee ("transferee"), which states that the transferee has full knowledge of the terms of this Agreement, the transferee accepts the Promotional Shares subject to the terms of this Agreement, and the transferee realizes that the Promotional Shares will remain in Escrow and subject to the terms of the Agreement until the Promotional Shares are released pursuant to paragraph 4 above. Depositors are prohibited from selling any of their Promotional Shares that are not subject to Escrow during the time that the Company is offering its securities in a self-underwritten registered offering.

      a. Promotional Shares held in Escrow may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

      b. The escrowed Promotional Shares of a deceased Depositor may be hypothecated to pay the expenses of the deceased Depositor's estate, provided that the hypothecated Promotional Shares will remain subject to the terms of this Agreement. Promotional Shares may not be pledged to secure any other debt.

      c. Promotional Shares held in Escrow may be transferred by gift to the Depositor's family members, provided that the Promotional Shares will remain in Escrow and subject to the terms of this Agreement.

Voting Rights

7. With the exception of paragraph 4.b above, the Depositors will have the same voting rights as holders of non-escrowed Equity Securities. If the Promotional Shares are registered in the Escrow Agent's name, the Escrow Agent will vote those Promotional Shares in accordance with the Depositors' written instructions.

Dividends, Stock Splits And Recapitalizations

8. All certificates representing stock dividends and shares resulting from stock splits of escrowed shares, recapitalizations and the like, that are granted to or received by Depositors while their Promotional Shares are held in Escrow will be deposited with and held by the Escrow Agent subject to the terms of this Agreement. Any cash dividends that are granted to or received by the Depositors while their Promotional Shares are held in escrow, will be promptly deposited with and held by the Escrow Agent subject to the terms of this Agreement unless such cash dividends are approved by a majority of the Independent Directors of the Company. The Escrow Agent will invest cash dividends as directed by the Depositors. The cash dividends and any interest earned on the cash dividends will be disbursed by the

Escrow Agent in proportion to the number of shares released from the Escrow as provided by paragraph 4 above.

Additional Shares

9. Equity Securities that are received by the Depositors as the result of the conversion of the Depositors' convertible securities and/or the exercise of Depositors' options, warrants or rights listed on Exhibit A, while their Promotional Shares are held in escrow, will be promptly deposited with the Escrow Agent as Promotional Shares subject to the terms of this Agreement. These additional Promotional Shares will be released from Escrow as provided by paragraph 4 above.

Duty of Escrow Agent.

10. The Escrow Agent's sole responsibility will be to act in accordance with the terms expressly set forth in this Agreement. In performing its duties under this Agreement, the Escrow Agent will not be liable to anyone for any damage, loss, expense or liability other than for that which arises from the Escrow Agent's failure to abide by the terms of this Agreement.

Escrow Agent's Compensation.

11. The Escrow Agent will be entitled to receive reasonable compensation from the Company for its services.

Escrow Agent's Indemnification

12. The Company and the Depositors agree to hold the Escrow Agent harmless from, and indemnify the Escrow Agent for, any cost or liability regarding any administrative proceeding, investigation, litigation, interpretation, implementation or interpleading relating to this Agreement, including the release of Promotional Shares and the disbursement of dividends, interest or proceeds, unless the cost or liability arises from the Escrow Agent's failure to abide by the terms of this Agreement.

Scope

13. This Agreement will be binding upon the Depositors, their heirs and assignees, and upon the Company, Escrow Agent, and their successors.

Substitute Escrow Agent

14. If, for any reason, the Escrow Agent named in this Agreement is unable or unwilling to continue to act as Escrow Agent, then the Company may substitute, with the consent of the Administrator, another person to serve as Escrow Agent under this Agreement.

Termination

15. Except for the compensation and indemnification provisions of paragraphs 11 and 12 above, which will survive until those provisions are satisfied, this Agreement will terminate in its entirety when all of the Promotional Shares have been released, or the Company's Equity Securities and/or assets have been distributed as provided by paragraph 4 above.

The Signatories have entered into this Agreement, which may be written in multiple counterparts and each of which will be considered an original, and have signed this Agreement in the capacities and on the dates indicated below.

                                                              Date

Charles F. Ryan, III

(Print or type the Depositor's name)


--------------------------------                     ------------------------
(Signature)


Julie Lynn

(Print or type the Depositor's name)

--------------------------------                     ------------------------
(Signature)


Keith Gordon

(Print or type the Depositor's name)

--------------------------------                     ------------------------
(Signature)

                          Date


BILLY DEAD, INC.

By ______________________________                    ________________________
President

By _______________________________                   ________________________
Secretary

Escrow Agent

-------------------------------

By ________________________________                  ________________________

Title: Partner

                                                                       EXHIBIT A

                                                           TO PROMOTIONAL SHARES

                                                                ESCROW AGREEMENT

             EQUITY SECURITIES OF BILLY DEAD, INC. PLACED IN ESCROW

Name of Depositor          No. Shares of Common Stock of Billy Dead, Inc. Placed in Escrow
Charles F. Ryan, III                                 258,000

Julie Lynn                                           300,000

Keith Gordon                                         270,000

TOTAL                                                828,000


                                     II-35